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                                  Exhibit 22


                            Regent Technologies, Inc.
                              List of Subsidiaries
                              --------------------

                        1.  Regent TEL1 Communications, Inc.
                            2929 Elm Street
                            Dallas, Texas 75226

                        2.  ConnecTen L. L. C.
                            2929 Elm Street
                            Dallas, Texas 75226

                        3.  Channel Services, L. C.
                            2929 Elm Street
                            Dallas, Texas 75226

                        4.  Regent Digital Imaging, Inc.
                            16405 Addison Road, Suite 150
                            Dallas, Texas 75248